UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	93-1869878
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 31, 2024, Ispire Technology, Inc. (the “Company”) entered into a Letter of Intent and Term Sheet (the “Term Sheet”) with Touch Point Worldwide Inc. d/b/a Berify (“Berify,” and together with the Company, the “Parties”), a technology company specializing in linking physical products to the digital world, digital engagement, and brand protection. Under the terms of the Term Sheet, the Parties intend to create a new joint venture that is a Delaware limited liability company (the “NewCo”) that will be 50% owned by the Company and 50% owned by Berify. Ispire’s contribution to NewCo will be up to $10 million in funding to support research and development, submission by NewCo of premarket tobacco product  applications to the U.S. Food and Drug Administration and software development. The Company expects that other parties, including strategic and financial partners, will participate in the joint venture and become shareholders of NewCo in the future. The Term Sheet also summarizes the terms of certain other commercial agreements to be entered into among the Parties and NewCo with respect to the development, production and exploitation of the assets and the operation of the NewCo business (the “Definitive Documents”).

Berify has agreed to enter into a period of exclusivity from the date of Term Sheet until the Drop Dead Date (as defined below) (the “Exclusivity Period”) with respect to its intellectual property related to any product, and any packaging for any product, intended to be used to inhale, vaporize, aerosolize, or heat nicotine and/or tobacco, including any nicotine derivative or analog using its product verification system, method of using blockchain technologies to authenticate products, connected device platform (e.g., the app and dashboard and associated intellectual property) and smart chips or tags (or technology having similar function) (the “Berify Licensed Assets”). During this Exclusivity Period Berify has agreed not to engage in any discussions or negotiations related to the acquisition or license of any Berify Licensed Assets, except as approved by the Company in advance. Upon execution of the Definitive Documents, the Company has agreed to issue Berify warrants to purchase 111,111 shares of the Company’s common stock at an exercise price of $9.00 per share.

The Term Sheet requires the Parties to negotiate in good faith to execute the Definitive Documents in accordance with the terms contained in the Term Sheet. The execution of the Definitive Documents is subject to a number of contingencies, including the completion of customary due diligence by the Parties, negotiation of the Definitive Documents, approval of the Parties’ respective boards of directors, and the satisfaction of other customary conditions to closing, including without limitation, the receipt of any necessary government and third-party approvals. There can be no assurance that the Definitive Documents will be executed on the terms contemplated in the Term Sheet or otherwise. If the Definitive Documents have not been executed by April 1, 2024 (the “Drop Dead Date”), the Term Sheet shall be considered void, and the Parties shall each be released of their obligations contained therein. The Parties may extend the Drop Dead Date at any time by mutual agreement in writing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Co-Chief Executive Officer

Dated: February 1, 2024

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